UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 19, 2008
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Marcus Ave., Suite M04,
Lake Success, NY 11042
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 516-734-3600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 19, 2008, the Registrant entered into Amendment No. 3 to the Credit Agreement, dated as of April 15, 2005, among the Registrant, the Lenders party thereto and JPMorgran Chase Bank, N.A., as Administrative Agent and LC Issuing Bank to allow the Registrant to repurchase up to $75 million of its common stock.

Item 8.01	Other Events.
     Attached hereto as Exhibit 99.1 is a press release of March 20, 2008 announcing the approval of the Board of Directors of the Registrant of a stock repurchase program to purchase up to $75 million of its common stock.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1
Amendment No. 3, dated March 19, 2008, to the Credit Agreement, dated as of April 15, 2005, among the Registrant, the Lenders party thereto and JPMorgran Chase Bank, N.A., as Administrative Agent and LC Issuing Bank

99.1	Registrant’s Press Release dated March 20, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2008

DealerTrack Holdings, Inc.
By:	/s/ Robert J. Cox III
Robert J. Cox III
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 3, dated March 19, 2008, to the Credit Agreement, dated as of April 15, 2005, among the Registrant, the Lenders party thereto and JPMorgran Chase Bank, N.A., as Administrative Agent and LC Issuing Bank

99.1	Registrant’s Press Release dated March 20, 2008.